 Exhibit 10.2

BUNKER HILL MINING CORP.

AMENDED AND RESTATED STOCK OPTION PLAN

ARTICLE 1

PURPOSE AND INTERPRETATION

Section 1.1 Purpose.

The purpose of the Plan (as defined herein) shall be to advance the interests of the Corporation by encouraging equity participation in the Corporation through the acquisition of Common Shares (as defined herein).

Section 1.2 Definitions.

In the Plan, the following capitalized words and terms shall have the following meanings:

“Administrator” means such Director, senior Officer or Employee as may be designated as Administrator by the Board of Directors from time to time pursuant to Section 3.2 hereof.

“Act” means the Nevada Revised Statutes, Chapter 78, et seq., or its successor, as amended from time to time.

“Affiliate” has the meaning given to such term in the TSX-V Policy 1.1.

“Blackout Period” means the period during which the relevant Participant is prohibited from exercising an Option due to trading restrictions imposed by the Corporation in accordance with its trading policies affecting trades by Directors, Officers or Employees in the Corporation’s securities.

“Board of Directors” means the board of directors of the Corporation as constituted from time to time and any committee of the board of directors.

“Common Shares” means the common stock in the capital of the Corporation.

“Consultant” means, in relation to the Corporation, an individual or Consultant Company, other than an Employee, Director or Officer of the Corporation, that:

(a)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation, other than services provided in relation to a distribution;

(b)	provides the services under a written contract between the Corporation or the Affiliate of the Corporation and the individual or the Consultant Company;

(c)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Corporation; and

(d)	has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

“Consultant Company” means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner.

“Corporation” means Bunker Hill Mining Corp., a corporation incorporated under the Act, and its successors from time to time.

“Designated Affiliate” means an Affiliate of the Corporation designated by the Board of Directors for purposes of the Plan from time to time.

“Director” means a director of the Corporation.

“Disinterested Shareholder” means a holder of Common Shares that is not an Insider nor an associate (as defined in the Securities Act) of an Insider.

“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all Disinterested Shareholders entitled to vote at a meeting of stockholders of the Corporation, excluding votes attached to Common Shares beneficially owned by Insider to whom Options may be granted under the Plan and their associates and affiliates.

“Employee” means:

(a)	an individual who is considered an employee of the Corporation or its subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and CPP deductions must be made at source);

(b)	an individual who works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(c)	an individual who works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week (the number of hours should be disclosed in the submission) providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

“Exchange Hold Period” has the meaning given to such term in TSX-V Policy 1.1.

“Exercise Notice” means the notice representing the exercise of an Option, in the form set out as Schedule B hereto, duly executed by the Optionee.

“Insider” has the meaning given to such term in TSX-V Policy 1.1.

“Investor Relations Activities” means any activities, by or on behalf of the Corporation or a securityholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(a)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation:

i.	to promote the sale of products or services of the Corporation, or

ii.	to raise public awareness of the Corporation, that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(b)	activities or communications necessary to comply with the requirements of:

i.	applicable Securities Laws;

ii.	Exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Corporation;

(c)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

i.	the communication is only through the newspaper, magazine or publication, and

ii.	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(d)	activities or communications that may be otherwise specified by the Exchange.

“Issuer Bid” means an offer to acquire or redeem securities of the Corporation made by the Corporation to one or more Persons, and also includes an acquisition or redemption of securities of the Corporation by the Corporation from those Persons, but does not include an offer to acquire or redeem or an acquisition or redemption,

(a)	if no valuable consideration is offered or paid by the Corporation for the securities,

(b)	if the offer to acquire or redeem, or the acquisition or redemption is a step in an amalgamation, merger, reorganization or arrangement that requires approval in a vote of securityholders, or

(c)	if the securities are debt securities that are not convertible into securities other than debt securities.

“Management Company Employee” means an individual employed by a Person providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a Person engaged in Investor Relations Activities.

“Officer” means any individual who is serving as a duly appointed officer of the Corporation.

“Option” means an option to acquire Common Shares awarded to a Participant, including all options granted under the Plan or any prior version of the Plan or pursuant to individual option agreements.

“Optionee” means a Person to whom an Option has been granted hereunder.

“Option Period” means the period of time an Option may be exercised as specified in Section 2.6(1).

“Option Certificate” means the certificate, in the form set out as Schedule A hereto, evidencing an Option.

“Participant” means a participant under the Plan and includes a Director, Officer, Management Company Employee or Consultant of the Corporation and its Designated Affiliates or subsidiaries.

“Person” means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted.

“Plan” means this amended and restated stock option plan, as such may be further amended from time to time.

“Securities Act” means the Securities Act (Ontario), as now in effect or as hereafter amended.

“Security Based Compensation” means any issuance or potential issuance of Common Shares or other securities of the Corporation to an eligible participant pursuant to a Security Based Compensation Plan.

“Security Based Compensation Plans” means, collectively, (i) the restricted stock unit incentive plan of the Corporation, as such may be amended from time to time, (ii) this Plan and (iii) any other compensation or incentive mechanism adopted by the Corporation involving the issuance or potential issuance of Common Shares or other securities of the Corporation to eligible Persons thereunder.

“Stock Exchange” any principal stock exchange(s) upon which the Common Shares are listed and posted for trading.

“Take-over Bid” means an offer to acquire outstanding voting securities or equity securities of a class made to one or more persons or companies, where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20 percent or more of the outstanding securities of that class of securities at the date of the offer to acquire but does not include an offer to acquire if the offer to acquire is a step in an amalgamation, merger, reorganization or arrangement that requires approval in a vote of security holders.

“TSX-V” means the TSX Venture Exchange.

“TSX-V Policies” means the policies included in the TSX-V Corporate Finance Manual and “TSX-V Policy” means any one of them.

ARTICLE 2
PARTICIPATION AND OPTION DETAILS

Section 2.1 Participants.

The Plan is hereby established for certain Employees, Management Company Employees, senior Officers and Directors of, and Consultants to, the Corporation or any of its Designated Affiliates.

Section 2.2 Eligibility

The Board may, from time to time and in its sole discretion, determine those Directors, senior Officers, Management Company Employees or Employees of the Corporation or any of its Designated Affiliates (including officers thereof, whether or not directors), Consultants or Persons conducting Investor Relations Activities for the Corporation or any of its Designated Affiliates to whom Options are to be awarded and, who, by the nature of their positions or jobs, are, in the opinion of the Board of Directors, upon the recommendation of the President of the Corporation, in a position to contribute to the success of the Corporation or its Designated Affiliates. For any Options granted to Management Company Employee, Employees or Consultants, it is the responsibility of the Corporation and the Optionee to ensure and confirm that the Optionee is a bona fide Management Company Employee, Employee or Consultant, as the case may be.

Section 2.3 Amount of Options.

The determination regarding the amount of optioned Common Shares outstanding to each Participant will take into consideration the Participant’s present and potential contribution to the success of the Corporation and shall be determined from time to time by the Board of Directors. However, subject to Section 2.9, in no event shall the number of optioned Common Shares available for issuance under the Plan exceed 10% of the issued and outstanding Common Shares from time to time. In addition, the number of Common Shares issued or to be issued under the Plan and all other Security Based Compensation Plans, at any time, shall not exceed 20% of the total number of the issued and outstanding Common Shares.

Section 2.4 Price.

The exercise price per Common Share shall be determined by the Board of Directors at the time the Option is granted and will be as set forth in the Option Certificate issued in respect of such Option, but such exercise price shall not be less than the closing price of the Common Shares on the Stock Exchange on the trading day immediately preceding the day of the grant of the Option, less the applicable discount permitted by the TSX-V, if any.

Section 2.5 Lapsed options.

In the event that Options granted under the Plan are surrendered, cancelled, terminate or expire without being exercised in whole or in part, new Options may be granted covering the Common Shares not purchased under such lapsed Options.

Section 2.6 Consideration, Option Period and Payment.

(1)	The period during which Options may be exercised shall be determined by the Board of Directors in its discretion and will be as set forth in the applicable Option Certificate, to a maximum of ten (10) years from the date the Option is granted (the “Option Period”), except as the same may be reduced with respect to any Option as provided in Section 2.7 and Section 2.8 respecting termination of employment or death of the Participant.

(2)	Options shall be exercisable (in each case to the nearest full Common Share) during the Option Period in the determination of the Board of Directors. Unless otherwise stated by the Board of Directors, Options shall be granted so that they qualify as incentive stock options (“ISO”) under Section 422 of the U.S. Internal Revenue Service Code (“IRS Code”). The Board of Directors may grant Options that do not qualify as ISO and may also grant the right to choose whether Options are to qualify as ISO pursuant to Section 422 of the IRS Code.

(3)	Except as set forth in Section 2.7 and Section 2.8, no Option may be exercised unless the Participant is, at the time of such exercise, a Director or senior Officer of or in the employ of, a Consultant to, or a Person conducting Investor Relations Activities for, the Corporation or any of its Designated Affiliates and shall have been continuously a Director or senior Officer or so employed or providing said services to the Corporation or any of its Designated Affiliates since the grant of his or her Option. Absence on leave with the approval of the Corporation or a Designated Affiliate shall not be considered an interruption of employment for any purpose of the Plan.

(4)	The exercise of any Option will be contingent upon the Participants delivering to the Administrator an Exercise Notice, the applicable Option Certificate, and receipt by the Corporation of cash payment of the full purchase price of the optioned Common Shares or providing a guarantee of payment satisfactory to the Corporation which are the subject of the exercised Option. No Participant or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Common Shares with respect to which he or she was granted an Option under this Plan, unless and until certificates for such Common Shares are issued to him or her, or them, under the terms of the Plan.

(5)	Options granted to Persons conducting Investor Relations Activities for the Corporation must vest in stages over twelve months with no more than ¼ of the Options vesting in any three-month period.

(6)	If the Termination (see section 2.7) date for an Option occurs during a Blackout Period applicable to the relevant Participant, or within ten (10) business days after the expiry of a Blackout Period applicable to the relevant Participant, then the Termination date for the Option shall be the date that is the tenth (10th) business day after the expiry date of the Blackout Period.

(7)	If there is a Take-over Bid or Issuer Bid made for all or any of the issued and outstanding Common Shares, then the Board of Directors may, by resolution, permit all Options outstanding to become immediately exercisable in order to permit Common Shares issuable under such Options to be tendered to such bid.

Section 2.7 Termination of Employment.

If a Participant shall:

(a)	cease to be a Director or senior Officer of the Corporation and any of its Designated Affiliates (and is not or does not continue to be an Employee thereof); or

(b)	cease to be employed by the Corporation or any of its Designated Affiliates or to provide consulting services to the Corporation or any of its Designated Affiliates (and is not or does not continue to be a director or senior officer thereof) for any reason (other than death) or shall receive notice from the Corporation or any of its Designated Affiliates of the termination of his or her employment or provision of consulting services;

(collectively, “Termination”) he or she may, but only within 365 days next succeeding such Termination, exercise his or her Options to the extent that he or she was entitled to exercise such Options at the date of such Termination, provided that in no event shall such right extend beyond the Option Period, subject to adjustment. Notwithstanding anything else contained in the Plan and subject to any necessary approval from the Corporation’s stockholders and the applicable regulatory authorities, the Board of Directors may in its discretion (a) extend the expiry date of any Option, provided that in no case will an Option be exercisable later than the tenth (10th) anniversary of the grant date of the Option, and provided further that the Board of Directors may not extend the Option Period of any Option, if the holder of such Option is an Insider at the time of the proposed extension to the Exercise Period, without obtaining Disinterested Shareholder Approval prior to such extension; or (b) subject to Section 3.6 hereof, accelerate the expiry or vesting terms applicable to an Option.

Section 2.8 Death of Participant.

In the event of the death of a Participant who is a Director or senior Officer of the Corporation or any of its Designated Affiliates or who is an Employee having been continuously in the employ of the Corporation or any of its Designated Affiliates or who has continuously provided consulting services to the Corporation or any of its Designated Affiliates for one year from and after the date of the granting of his or her Option, the Option theretofore granted to him or her shall be exercisable within the 365 days next succeeding such death and then only:

(a)	by the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s will or the laws of descent and distribution; and

(b)	to the extent that he or she was entitled to exercise the Option at the date of his or her death, provided that in no event shall such right extend beyond the Option Period.

Section 2.9 Adjustment in Shares Subject to the Share Option Plan.

In the event:

(a)	there is any change in the Common Shares through subdivisions or consolidations, or otherwise;

(b)	the Corporation declares a dividend on Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares; or

(c)	the Corporation issues Common Shares, or securities convertible into or exchangeable for Common Shares, in respect of, in lieu of, or in exchange for, existing Common Shares;

the number of Common Shares available under an Option, the Common Shares subject to any Option, and the option price thereof, shall be adjusted appropriately by the Board of Directors and such adjustment shall be effective and binding for all purposes of the Plan.

Section 2.10 Record Keeping.

The Corporation shall maintain a register in which shall be recorded:

(a)	The name and address of each Participant in the Plan; and

(b)	The number of Options granted to a Participant and the number of Options outstanding.

Section 2.11 Necessary Approvals.

The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Plan shall be subject to any necessary approval of any Stock Exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any Option exercise price paid to the Corporation shall be returned to the Participant.

ARTICLE 3

GENERAL

Section 3.1 Number of Shares.

Subject to adjustment as provided for in Section 2.9 hereof, the maximum number of Common Shares reserved for issuance under the Plan shall not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis) from time to time. Further, unless Disinterested Shareholder Approval has been obtained, the maximum aggregate number of Common Shares which may be issuable under the Plan and any other Security Based Compensation Plan on and after the effective date of the Plan, within any 12-month period:

(a)	to Insiders (as a group), shall not exceed 10% of the issued and outstanding Common Shares, calculated as at the date any Security Based Compensation is granted or issued to any Insider;

(b)	to any one Person, must not exceed 5% of the then issued and outstanding Common Shares, calculated as at the date any Security Based Compensation is granted or issued to the Person.

Notwithstanding the foregoing:

(a)	unless Disinterested Shareholder Approval has been obtained, the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued to Insiders (as a group), at any time, cannot exceed 10% of the issued and outstanding Common Shares;

(b)	the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued to any one Consultant, cannot exceed 2% of the issued and outstanding Common Shares, calculated as at the date any Security Based Compensation is granted or issued to the Consultant;

(c)	the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued to all Persons conducting Investor Relations Activities, shall not exceed 2% of the issued and outstanding Common Shares at any one time, calculated as at the date any Option is granted to such Persons; and

(d)	grants of Options to Insiders shall be subject to the TSX-V Policies so long as the Common Shares are listed on the TSX-V;

(e)	no Option shall be granted to any Participant unless the Board of Directors has determined that the grant of such Option and the exercise thereof by the Participant will not violate the securities laws of the jurisdiction in which the Participant resides; and

(f)	the annual grant of Options under this Plan to any one non-Employee Director, in combination with all other Security Based Compensation granted to such non-Employee Director, shall be limited to an annual equity award value (based on grant date fair value as determined by the Board) of $150,000 per non-Employee Director, provided that the total value (based on grant date fair value as determined by the Board) of Options issuable to any one non-Employee Director in any one year period shall not exceed $100,000.

Section 3.2 Administration.

The Plan will be administered by the Administrator on the instructions of the Board of Directors. The Board of Directors may make, amend and repeal at any time and from time to time such policies not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such policies will form part of the Plan. The Board may delegate to the Administrator or any Director, Officer or Employee of the Corporation such administrative duties and powers as it may see fit.

Section 3.3 Delegation to Compensation Committee.

All of the powers exercisable hereunder by the Board of Directors may, to the extent permitted by applicable law and by resolution of the Board of Directors, be exercised by a compensation committee of such Board of Directors (the “Compensation Committee”). All of the powers exercisable by the Board of Directors under the Plan may, to the extent permitted by applicable law and authorized by resolution of the Board of Directors, be exercised by a Compensation Committee of not less than three Directors. The Directors on such Compensation Committee shall not be employees of the Corporation so long as they are on such committee. In addition, if determined appropriate by the Board of Directors, the Board of Directors may delegate any or all of the powers of the Board of Directors under the Plan to an independent consultant.

Section 3.4 Notification of Award.

Following the approval by the Board of Directors of the awarding of an Option, the Administrator will notify the Participant in writing of the award and will enclose with such notice the Option Certificate representing the Option so awarded.

Section 3.5 Option Details.

With respect to each Option to be granted to an Optionee, the Board of Directors shall specify the following terms in the Option Certificate:

(a)	the grant date;

(b)	the term of the Option, provided that the Option Period shall in no event be greater than ten (10) years following the grant date; however, if the Option Period is terminated during a Blackout Period, the Exercise Period shall be extended to the date that is ten (10) business days following the end of such Blackout Period (the “Extension Period”), provided that, if an additional Blackout Period is subsequently imposed by the Corporation during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional Blackout Period to enable the exercise of such Option within ten (10) business days following the end of the last imposed Blackout Period;

(c)	subject to Section 2.4, the exercise price of the Option;

(d)	any vesting schedule contained in the Option Certificate upon which the exercise of the Option is contingent; provided that, subject to compliance with the rules and policies of all applicable regulatory authorities, the Board of Directors shall have complete discretion with respect to the terms of any such vesting schedule, including, without limitation, discretion to:

(i)	permit partial vesting in stated percentage amounts based on the term of such Option; and

(ii)	permit full vesting after a stated period of time has passed from the grant date; and
(e)	such other terms and conditions as the Board of Directors deems advisable and are consistent with the purposes of this Plan.

Section 3.6 Term of Option.

An Optionee may exercise an Option in whole or in part at any time or from time to time during the Option Period. Any Option or part thereof not exercised within the Option Period will terminate and become null, void and of no effect as of 5:00 p.m. local time in Toronto, Ontario on the applicable expiry date, subject to Sections 2.7, 2.8 and 3.4 hereof.

Section 3.7 Issuance of Share Certificates or DRS Statements.

As soon as practicable following the receipt of the Exercise Notice, the Administrator will, in his or her sole discretion, either cause to be delivered to the Optionee a certificate or DRS statement for the Common Shares purchased by the Optionee or cause to be delivered to the Optionee a copy of such certificate or DRS statement and the original of such certificate or DRS Statement will be placed in the minute book of the Corporation. If the number of Common Shares in respect of which the Option was exercised is less than the number of Common Shares subject to the Option Certificate surrendered, the Administrator will forward a new Option Certificate to the Optionee concurrently with delivery of the share certificate or DRS Statement, or the copy thereof, for the balance of the Common Shares available under the Option.

Section 3.8 Condition of Issue.

The Options and the issue of Common Shares by the Corporation pursuant to the exercise of Options are subject to the terms and conditions of the Plan and compliance with the rules and policies of all applicable regulatory authorities with respect to the granting of such Options and the issuance and distribution of such Common Shares, and to all applicable securities laws and regulations. The Optionee agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Corporation any information, reports or undertakings required to comply with, and to fully cooperate with, the Corporation in complying with such laws, regulations, rules and policies.

Section 3.9 Transferability.

The benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable by a Participant unless specifically provided herein. During the lifetime of a Participant, all benefits, rights and options shall only be exercised by the Participant or by his or her guardian or legal representative.

Section 3.10 Employment.

Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Corporation or any Designated Affiliate, or interfere in any way with the right of the Corporation or any Designated Affiliate to terminate the Participant’s employment or provision of consulting services at any time. Participation in any of the Plan by a Participant shall be voluntary.

Section 3.11 Administration of the Plan.

The Plan shall be administered by the Board of Directors. The Board of Directors shall be authorized to interpret the Plan and may, from time to time, establish, amend or rescind rules and regulations required for carrying out the Plan. Any such interpretation of the Plan shall be final and conclusive. All administrative costs of the Plan shall be paid by the Corporation. The senior Officers of the Corporation are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan.

Section 3.12 Amendment, Modification or Termination of the Plan.

Subject the requisite stockholder and regulatory approvals set forth under subparagraphs 3.12(a) and (b) below, the Board of Directors, or the Compensation Committee pursuant to Section 3.3, may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time provided however that no such right may, without the consent of the Optionee, in any manner adversely affect his rights under any Option theretofore granted under the Plan. If the Optionee is an Insider, any amendment reducing the exercise price of an Option or extending an Option Period will require Disinterested Shareholder Approval pursuant to the TSX-V Policies.

(a)	Subject to Section 3.3 and to receipt of requisite stockholder and regulatory approval, the Board of Directors may make the following amendments to the Plan:

(i)	any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by stockholders will not require additional stockholder approval;

(ii)	any change to the definition of “Participants” which would have the potential of narrowing or broadening or increasing insider participation;

(iii)	the addition of any form of financial assistance;

(iv)	any amendment to a financial assistance provision which is more favourable to Participants;

(v)	any addition of a cashless exercise feature, payable in cash or securities which does not provide for a full deduction in the number of underlying securities from the Plan;

(vi)	the addition of deferred or restricted share unit or any other provision which results in Participants receiving securities while no cash consideration is received by the Corporation; and

(vii)	any other amendments that may lead to significant or unreasonable dilution in the Corporation’s outstanding securities or may provide additional benefits to Participants, especially to insiders of the Corporation, at the expense of the Corporation and its existing stockholders.

(b)	Subject to Section 3.3, the Board of Directors may, subject to receipt of requisite regulatory approval, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in subparagraph 3.12(a) above, including, without limitation:

(i)	amendments of a housekeeping nature;

(ii)	the addition of or a change to vesting provisions of an Option or the Plan; and

(iii)	a change to the termination provisions of an Option or the Plan which does not entail an extension beyond the original expiry date.

(c)	Notwithstanding the provisions of subparagraph 3.12(b), the Corporation shall additionally obtain requisite stockholder approval in respect of amendments to the Plan that are contemplated pursuant to subparagraph 3.12(b) to the extent such approval is required by any applicable law or regulations.

Section 3.13 Consolidation, Merger, etc.

If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity, upon the exercise of an option under the Share Option Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the option immediately prior to such event, unless the directors of the Corporation otherwise determine the basis upon which such option shall be exercisable.

Section 3.14 No Representation or Warranty.

The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

Section 3.15 Interpretation.

The Plan is established under, and the provisions of the Plan will be subject to and interpreted and construed in accordance with, the laws of the Province of Ontario. The interpretation by the Board of Directors of any of the provisions of the Plan and any determination by it pursuant thereto will be final and conclusive and will not be subject to any dispute by any Participant. No member of the Board of Directors or any Person acting pursuant to authority delegated by it hereunder will be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board of Directors and each such Person will be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

Section 3.16 Press Releases.

A grant of any Option under this Plan to a Director, Officer or Person providing Investor Relations Activities to the Corporation, and any amendment to an Option issued under this Plan to such Director, Officer or Person, must be disclosed to the public by way of a news release that must be disseminated on the day the Award is granted or amended, as applicable.

Section 3.17 TSX-V Hold Period and Resale Restrictions.

If required by the TSX-V Policies, the certificate representing the Option and any certificate representing Common Shares issued upon the exercise of such Option (if exercised prior to the expiry of the Exchange Hold Period) will bear the following Exchange Hold Period legend:

“Without prior written approval of TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert date that is four months and a day after the distribution date].”

Section 3.18 Headings.

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

Section 3.19 Approval and Effective Date.

This Plan shall become effective upon its adoption by the Board of Directors subject to approval of the Plan by a majority of the stockholders of the Corporation voting in person or by proxy at a meeting of the stockholders or by written consent, which approval must be obtained within 12 months following adoption of the Plan by the Board of Directors. However, options may be granted under this Plan prior to obtaining stockholder approval of the Plan, but any such options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval.

Approved by the Board of Directors on July 5, 2023.

Schedule A

BUNKER HILL MINING CORP.

AMNDED AND RESTATED INCENTIVE SHARE PLAN

OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of Bunker Hill Mining Corp. (the “Company”) amended and restated incentive share plan (the “Plan”) and evidences that ● is the holder (the “Optionee”) of an option (the “Option”) to purchase up to ● shares of common stock in the capital of the Company (the “Common Shares”). The exercise price of the Option is $● per Common Share.

Subject to the provisions of the Plan:

(a)	the grant date of the Option is ●, ●;

(b)	the expiry date of the Option is ●, ●; and

(c)	the Option shall vest in accordance with the following schedule:

(i)	●; and

(ii)	●.

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the Award Date through to 5:00 p.m. local time in Toronto, Ontario on the expiry date by delivering to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to Bunker Hill Mining Corp. in an amount equal to the aggregate of the exercise price of the Common Shares in respect of which the Option is being exercised.

This Certificate and the Option evidenced hereby are not assignable, transferable or negotiable and are subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Optionee hereby expressly agrees with the Company to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company will prevail.

The Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto. All terms not otherwise defined in this Certificate will have the meanings given to them under the Plan.

Dated this day of ●, ●.

BUNKER HILL MINING CORP.

Per:
Name:	●
Title:	●

Schedule B

BUNKER HILL MINING CORP.

AMENDED AND RESTATED INCENTIVE SHARE PLAN

NOTICE OF EXERCISE OF OPTION

TO:	David Wiens, Chief Financial Officer Bunker Hill Mining Corp.
82 Richmond Street East
Toronto, Ontario M5C 1P1

The undersigned hereby irrevocably gives notice, pursuant to the amended and restated incentive share plan (the “Plan”) of Bunker Hill Mining Corp. (the “Company”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(d)	all of the Common Shares; or

(e)	___________________ of the Common Shares,

which are the subject of the Option Certificate attached hereto.

The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to the Company in an amount equal to the aggregate exercise price of the aforesaid Common Shares and directs the Company to issue the certificate evidencing said Common Shares in the name of the undersigned to be mailed to the undersigned at the following address:

___________________________________

___________________________________

___________________________________

By executing this Notice of Exercise of Option the undersigned hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Notice of Exercise of Option will have the meanings given to them under the Option Certificate.

DATED the ________ day of ____________________, __________.

___________________________________
Signature of Optionee